SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

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                          DATE OF REPORT: MAY 19, 2006
                        (Date of earliest event reported)

                            INCENTRA SOLUTIONS, INC.
             (Exact name of Registrant as specified in its charter)

                                     NEVADA
                 (State or other jurisdiction of incorporation)

    333-16031                                               86-0793960
(Commission File No.)                                   (I.R.S. Employer
                                                        Identification No.)


                                1140 PEARL STREET
                             BOULDER, COLORADO 80302
               (Address of principal executive offices; zip code)

                                 (303) 440-7930
              (Registrant's telephone number, including area code)

                                       N/A
          (Former Name or Former Address, if changed Since Last Report)




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                SECTION 1 - REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01.        ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

         On May 19, 2006, we entered into a Note Purchase Agreement (the "PURCHASE AGREEMENT") with eleven "accredited investors" (the "PURCHASERS"), pursuant to which we issued and sold unsecured convertible term notes (the "CONVERTIBLE NOTES") in the aggregate principal amount of nine hundred sixty thousand dollars ($960,000) in connection with the offering by our company of up to four million dollars ($4,000,000) aggregate principal amount of such Convertible Notes. The Convertible Notes are convertible, at the option of the Purchasers, into shares our common stock, par value $0.001 per share (the "COMMON STOCK"), at a conversion price of $1.40 per share (as adjusted for stock splits, stock dividends and the like, the "Conversion Price"). Of the $960,000 aggregate principal amount purchased by investors in this offering on May 19, 2006, $675,000 aggregate principal amount was purchased by certain officers and directors of our company, including Mr. James Wolfinger, a member of our board of directors, Mr. Thomas Sweeney, our Chief Executive Officer and Chairman of the Board, Mr. Shawn O'Grady, our President and Chief Operating Officer, Mr. Paul McKnight, our Chief Financial Officer, Mr. Michel Knaisch, President of our Front Porch Digital division, Mr. Walter Hinton, our Chief Technology Officer and Mr. Matthew Richman, our Senior Vice President of Corporate Development. The remaining $285,000 aggregate principal amount of the Convertible Notes was purchased by certain employees or consultants of our company. We also issued to the Purchasers five-year warrants (the "WARRANTS") to purchase an aggregate of 227,368 shares of our Common Stock, at an exercise price $1.40 per share (as adjusted for stock splits, stock dividends and the like, the "EXERCISE PRICE").

         Absent earlier redemption by our company, or conversion by such Purchaser, the Convertible Notes mature on May 19, 2007 (the "MATURITY DATE"). Interest will accrue on the unpaid principal and interest on the Convertible Notes at a rate of 12% per annum (subject to certain adjustments). Any outstanding principal amount together with any accrued and unpaid interest, along with any amounts due to Purchasers under the Convertible Notes, shall be due and payable on the Maturity Date.

         Subject to a prepayment penalty payable to Purchaser (ranging from 11% to zero depending on the month during the term in which such prepayment is made), we may prepay the Convertible Notes at any time by paying to Purchaser all sums due and payable under the Convertible Note, the Purchase Agreement and any Related Agreement. Commencing with the first month following the date of issuance of such Convertible Note, the prepayment penalty shall be eleven percent (11%) of the outstanding principal amount, including accrued but unpaid interest, of such Convertible Note; and for each month thereafter, such prepayment penalty shall decrease by one percentage point on the monthly anniversary date of the date of issuance of the Convertible Note until the thirty-day period preceding the Maturity Date, when such prepayment penalty shall be zero. In addition, each Purchaser may convert any portion or all of the issued and outstanding principal amount and/or accrued interest and fees due and payable under such Convertible Note into fully paid and nonassessable shares of our Common Stock at the Conversion Price. Subject to the payment of the prepayment penalty referenced above, we also have the right to convert any amounts due to a Purchaser under the Convertible Note, Purchase Agreement or any Related Agreement into fully paid and nonassessable shares of our Common Stock at the Conversion Price.

         If an event of default occurs under the Convertible Note, each Purchaser has the option to declare immediately due and payable all obligations and liabilities owed by the Company to such Purchaser under the Convertible Note, the Purchase Agreement and each Related Agreement. Each Purchaser shall also be entitled to payment of a default interest rate of one and a half percent (1.5%) per month on all amounts due under the Convertible Note, the Purchase Agreement and each Related Agreement. Such events of default include, without limitation, the following:

     o a failure to make payments of principal, interest and fees under the Convertible Note within five (5) days of when due;

     o a breach by us of any covenant of the Convertible Note which continues for fifteen (15) days without cure, or breach by us of a material representation, warranty or statement contained in any of the Convertible Note, Purchase Agreement or Related Agreement (that is not cured within the stated cure period); and

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     o    if trading of our Common Stock is suspended  for five (5)  consecutive days or for five (5) days during a ten (10) day consecutive period from a principal market or pursuant to a stop order issued by the Securities and Exchange Commission.

         The Warrants contain provisions that will adjust the Exercise Price in the event we effect a stock split, stock dividend or issue additional shares of our Common Stock as a distribution on outstanding Common Stock or on any of our preferred stock. The Warrants permit the holder thereof to exercise the Warrants using a cashless exercise feature in the event that at the time of exercise, the fair market value of one share of our common stock is less than the Exercise Price.

         Pursuant to the terms of a Registration Rights Agreement between the Purchasers and our company (the "REGISTRATION RIGHTS AGREEMENT"), upon the request of fifty-one percent of the Purchasers, and as soon as practicable, we are obligated to file a "resale" registration to register the resale of shares of our Common Stock (the "REGISTRABLE SECURITIES") issuable (i) upon conversion of the Convertible Notes or (ii) upon exercise of the Warrant (with certain exceptions). If, at any time after May 19, 2007, we decide to register any of our equity securities or other securities convertible into equity securities, we must notify each Purchaser and include any Registrable Securities as such Purchaser may request, in such registration statement.

         In connection with this financing, our senior secured lender, Laurus Master Fund, Ltd. ("LAURUS") agreed to waive its "right of first refusal" and its right to conversion price and exercise price adjustments under various convertible notes and warrants currently held by Laurus pursuant to our existing credit facilities with Laurus. In addition, holders of our Series A preferred stock, $0.001 par value per share (the "Series A Preferred"), agreed to waive
(i) their right to adjust the conversion price contained in our Certificate of Designation relating to the Series A Preferred and (ii) the notice of sale, the right to purchase securities and such other rights contained in our Certificate of Designation as they apply to the Convertible Notes and Warrants.

         The above discussion describes certain of the material terms of the financing transaction, is not a complete description of the terms of the transaction and is qualified in its entirety by reference to the agreements entered into in connection with the transaction, copies of which are included as exhibits to this Current Report on Form 8-K and the text of which is incorporated herein by reference.

                        SECTION 2 - FINANCIAL INFORMATION

ITEM 2.02.   RESULTS OF OPERATIONS AND FINANCIAL CONDITION

         At 8:30 a.m. (Mountain time), on May 16, 2006, the registrant hosted an investor conference call, broadcast live on the Internet at the registrant's website, to discuss its results of operations for the three months ended March 31, 2006. A transcript of the conference call (the "TRANSCRIPT") is attached hereto as Exhibit 99.2 and incorporated by reference herein.

ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

The disclosures contained in Item 1.01 are incorporated herein by reference.

                   SECTION 3 - SECURITIES AND TRADING MARKETS

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES.

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         In connection with the transactions described in Item 1.01, we issued to each of the Purchasers a Convertible Note and Warrant described therein. The Convertible Notes and Warrants were issued in reliance on the exemption from registration provided by Section 4(2) of the Act, on the basis that their issuance did not involve a public offering, no underwriting fees or commissions were paid by us in connection with such sale and that the Purchasers represented to us that they were "accredited investors", as defined in the Act.

                SECTION 7 - CORPORATE GOVERNANCE AND MAINTENANCE

ITEM 7.01.        REGULATION FD DISCLOSURE

         On May 23, 2006, we issued a press release (the "PRESS RELEASE") in connection with the transactions set forth in Item 1.01 above, a copy of which is attached hereto as Exhibit 99.1.

         The description of the registrant's investor conference call set forth in Item 2.02 above is incorporated herein by reference.

         The information contained in each of the Press Release and the Transcript is being furnished pursuant to "Item 7.01 Regulation FD." The information contained in each of the Press Release and the Transcript shall not be incorporated by reference into any filing of our company, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in each of the Press Release and the Transcript attached hereto, shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Act.


                  SECTION 9 - FINANCIAL STATEMENT AND EXHIBITS

ITEM 9.01         FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

           NUMBER   DOCUMENTS

            10.1 Note Purchase Agreement, dated as of May 19, 2006, by and among our company and the purchasers executing a joinder agreement thereto.

            10.2 Form of Convertible Term Note, May 19, 2006, executed by our company.

            10.3 Form of Common Stock Purchase Warrant to purchase shares of common stock, dated as of May 19, 2006.

            10.4 Registration Rights Agreement, dated as of May 19, 2006, between our company and the purchasers executing a joinder agreement thereto.

            99.1 Press Release of Incentra Solutions, Inc., dated as of May 23, 2006.

            99.2    Transcript of May 16, 2006 conference call.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              INCENTRA SOLUTIONS, INC.


Date:  May 23, 2006                           By: /s/ Thomas P. Sweeney III
                                                  -------------------------
                                                  Thomas P. Sweeney III
                                                  Chief Executive Officer



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                                  EXHIBIT INDEX

          NUMBER   DOCUMENTS

           10.1 Note Purchase Agreement, dated as of May 19, 2006, by and among our company and the purchasers executing a joinder agreement thereto.

            10.2 Form of Convertible Term Note, May 19, 2006, executed by our company.

            10.3 Form of Common Stock Purchase Warrant to purchase shares of common stock, dated as of May 19, 2006.

            10.4 Registration Rights Agreement, dated as of May 19, 2006, between our company and the purchasers executing a joinder agreement thereto.

            99.1 Press Release of Incentra Solutions, Inc., dated as of May 23, 2006.

            99.2   Transcript of May 16, 2006 conference call.